Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Provides Business Update and Key Performance Metrics for Full Year 2015

Record Level of Argus II Implants in Fourth Quarter and 2015; Poised for Continued Growth in 2016

Sylmar, CA, January 11, 2016 – Second Sight Medical Products, Inc. (NASDAQ: EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today provided an update on several key performance metrics, demonstrating the Company’s continued progress in executing its near- and long-term goals.

Business Highlights as of December 31, 2015:

•	Implanted 21 Argus® II Retinal Prosthesis Systems worldwide during the fourth quarter of 2015 for a total of 75 implants in 2015. This compares to 15 implants in the fourth quarter of 2014 and a total of 29 implants in 2014, representing implant volume growth of 40% and 159% respectively;
•	Added two new implanting centers in the fourth quarter of 2015, bringing the worldwide total to 33 at year end, compared to 18 at the end of 2014;
•	Successfully implanted four of the five planned subjects in the Company’s Dry Age-Related Macular Degeneration (AMD) clinical trial in the U.K; and
•	As previously reported, expanded Medicare coverage by 10 states to end the year with favorable coverage in 16 states.

“During 2015, we took a number of important steps to solidify our foundation for growth as we advance our goals of developing superior products and delivering exceptional user experiences for patients. We believe this provides the necessary infrastructure to support our ongoing commercial success,” said Will McGuire, President and CEO of Second Sight.

“In 2015, we successfully grew our commercial footprint to 33 centers, implanted a record number of Argus II systems in Q4 and further expanded Medicare coverage in the U.S. We also advanced our goals of entering the larger AMD market by implanting our system in four patients in the U.K. to date and achieving critical milestones in the development of the Orion™ I Visual Cortical Prosthesis,” concluded McGuire.

About the Argus II® Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Enrollment has been completed in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President

212-452-2793

lwilson@insitecony.com

or

Individual Investors
MZ North America
Greg Falesnik, Senior Vice President

949-385-6449
greg.falesnik@mzgroup.us